UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) June 11, 2008


                             GALLERY OF HISTORY, INC.
             (Exact name of registrant as specified in its charter)





           Nevada                     0-13757                   88-0176525

(State or Other Jurisdiction       (Commsission             (I.R.S. Employer
     of Incorporation)             File Number)            Identification No.)


                            3601 West Sahara Avenue
                         Las Vegas, Nevada 89102-5822
                (Address of Principal Executive Office) (Zip Code)


                                  (702) 364-1000
               (Registrant's telephone number, including area code)


                                  Not Applicable
          (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))



                 Section 1 - Registrant's Business and Operations.


Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2008, the Company agreed to issue to its principal officer and shareholder, Todd M. Axelrod, an aggregate 800,000 shares of its Company's Common Stock from treasury in exchange for the cancellation of an outstanding promissory note payable by the Company to Mr. Axelrod in the principal amount of $1,000,000. The outstanding principal amount of the note is being converted into shares of Common Stock at a conversion price of $1.25 per share, representing a premium to the closing price on June 10, 2008. The shares are being issued from the Company's treasury stock in accordance with the exemptions provided by Sections 3(a)(9) and/or 4(2) under the Securities Act of 1933, as amended.



                   Section 3 - Securities and Trading Markets.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.



                  Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1  Letter Agreement  by Todd M. Axelrod, dated June 11, 2008.






                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               GALLERY OF HISTORY, INC.


Date: June 11, 2008                            By:  /s/ Rod Lynam
                                                    -------------
                                                    Rod Lynam
                                                    Chief Financial Officer